UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

HWH International Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41254	87-3296100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 971-3955

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HWH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On May 27, 2026, HWH International Inc., a Nevada corporation (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Smart Dynamics Technology Limited (the “Purchaser”), pursuant to which the Company will sell (i) 20,000,000 (twenty million) fully paid, non-assessable shares of its Common Stock and (ii) warrants to purchase up to 160,000,000 (one hundred and sixty million) shares of the Company’s common stock at an exercise price of $0.63 per share, exercisable immediately and expiring on the fourth anniversary of the closing of the transactions contemplated by the Securities Purchase Agreement for an aggregate purchase price of $10,000,000 (the “PIPE”).

The Securities Purchase Agreement was made and entered into pursuant to the terms of that certain Term Sheet entered into by the Company and the Purchaser on May 5, 2026.

The parties anticipate that the proceeds from this transaction will be for general working capital and permit the Company to expand its operations.

The Securities Purchase Agreement contains certain provisions which would, upon the closing of the transactions contemplated by the Securities Purchase Agreement, provided the Purchaser continues to beneficially own at least a majority of the Company’s common stock, grant the Purchaser anti-dilution rights for a period of two years from the closing in which the Company would not be able to sell new equity securities without the consent of the Purchaser, subject to certain exceptions as set forth in the Securities Purchase Agreement. Further, upon the closing, the Purchaser would be given the right to appoint three directors to the Company’s Board of Directors, subject to the conditions described in the Securities Purchase Agreement. Pursuant to the Term Sheet, the Company would be required to file a registration statement registering the 20,000,000 shares issuable to the Purchaser, and the shares underlying the warrants, within sixty days of the closing.

The above description of the PIPE is qualified in its entirety by reference to the Securities Purchase Agreement attached as Exhibit 10.1 to this current report and incorporated herein by reference.

The closing of the PIPE will be subject to standard closing conditions, including the approval by the stockholders of the Company holding a majority of the Company’s common stock.

This current report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 under the caption “Securities Purchase Agreement” is incorporated by reference into this Item 3.02.

The securities described above under Item 1.01 have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement between HWH International Inc. and Smart Dynamics Technology Limited, dated as of May 27, 2026.
10.2	Form of Common Stock Purchase Warrant
10.3	Term Sheet, between HWH International Inc. and Smart Dynamics Technology Limited, dated as of May 5, 2026, incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HWH INTERNATIONAL INC.

Dated: May 27, 2026	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Chief Financial Officer